Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated March 25, 2009 with respect to the consolidated financial statements included in this Form 10-K, into Annapolis Bancorp, Inc.’s previously filed Registration Statements on Form S-8, File Nos. 333-65875, 333-58658, 333-136382 and 333-143943.

/s/ Stegman & Company

Baltimore, Maryland

March 30, 2009